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                                                                   Exhibit 21

                                 LIST OF SUBSIDIARIES


                                            Jurisdiction or
       NAME                                 STATE OF INCORPORATION

       Citizens & Northern Bank             Pennsylvania

       Bucktail Life Insurance Company      Arizona